UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 29, 2005
                Date of Report (Date of earliest event reported)

                          China Digital Wireless, Inc.
             (Exact name of registrant as specified in its charter)


         Nevada                        333-120431                 90-0093373
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

                               429 Guangdong Road
                             Shanghai, China 200001
              (Address of Principal Executive Offices and Zip Code)

                              (011) 86-21-6336-8686
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

On December 29, 2005, Shanghai TCH Data Science & Technology Co. Ltd ("TCH"), a wholly-owned subsidiary of China Digital Wireless, Inc. (the "Company"), entered into a series of agreements to purchase (i) 95% of the equity interests of Shanghai Kena Energy Saving Electric Co Ltd ("Kena") for an aggregate purchase price of RMB 28,500,000; (ii) a related patent from one of the stockholders of Kena for RMB 11,000,000; and (iii) related rights to make a patent application from one of the stockholders of Kena for RMB 11,000,000. On February 10, 2006, these agreements were amended to impose an additional condition on Zhang Naiyao, the transferor of the patent and the right to make the patent application, that if he fails to provide the necessary technical assistance services to enable TCH to use the patented technology in producing products on a large scale that meet the standards set by TCH within one year, TCH shall have the right to demand for the return of the relevant payment received by him in full and to terminate the agreement for the assignment of the patent and the right to apply for registration of the patent. The amendments also set forth the arrangement for payment of purchase price between TCH and Shanghai Sifang Co. Ltd ("Sifang"). The purchase price for both the equity interests in Kena and the consideration for purchase of the patent and the right to apply for registration of the patent shall be paid by Sifang on behalf of TCH. Sifang is an affiliate of the Company in that Sifang's stockholders are also stockholders of the Company. According to the amended agreements, the amount of the purchase consideration paid by Sifang on behalf of TCH will be applied to offset the trade receivables owed to TCH by Sifang. English summaries of the agreements, as amended, are attached hereto as exhibits and incorporated herein.

Kena was established on April 26, 2005, by American Electronics Science and Technology, SCT Holdings Electrical PTE Ltd and Tianci Group of China. It specializes in the research, development and manufacture of energy-saving products, as well as illumination projects in China. The patent and patent application mentioned above relate to a "three phase transformer" which is used in connection with a power supply system and utilizes technology that allows manufacturers to produce transformers with high energy transfer efficiency at a low costs. This technology is expected to be available for mass production within one year.

The transactions are subject to regulatory approval in The People's Republic of China.

Item 9.01         Financial Statements and Exhibits

(d)      Exhibits.

The exhibits listed below, which are filed with this report on Form 8-K, are English summaries of the documents indicated, which were originally prepared and executed in Chinese.

Exhibit No.       Description
-----------       -----------

10.1              English Summary of the Equity Transfer Termsheet.




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

10.2 English Summary of the Agreement relating to the assignment of debt under the Equity Transfer Agreement.

10.3 English Summary of an Agreement relating to transfer of patent ownership.

10.4 English Summary of an Agreement relating to transfer of right to make patent application.

10.5 English Summary of an Agreement in relation to assignment of debt under the Agreements for the transfer of patent rights.
























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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHINA DIGITAL WIRELESS, INC.


                                           By  /s/ Tai Caihua
                                             -----------------------------------
                                             Tai Caihua
                                             President and Chairman of the Board


Dated: February 15, 2006

















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